POWER OF ATTORNEY




KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Howard Surloff, Janey Ahn, Denis Molleur, Edward Baer, Robert Putney, Douglas McCormack and Aaron Wasserman of BlackRock, Inc., and Michael Hoffman, Cheri Hoff, Michael D. Saarinen and Peter Lin of Skadden, Arps, Slate, Meagher & Flom LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code ("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time.


This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Skadden, Arps, Slate, Meagher & Flom LLP or BlackRock, Inc. or its affiliates (as the case may be).


IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 27th day of February 2009.








   By: /s/ Mark S. Warner
      Mark S. Warner






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Annex A


BlackRock Dividend Achievers Trust
BlackRock EcoSolutions Investment Trust
BlackRock Enhanced Capital and Income Fund, Inc.
BlackRock Enhanced Dividend Achievers Trust
BlackRock Global Energy and Resources Trust
BlackRock Global Equity Income Trust
BlackRock Global Opportunities Equity Trust
BlackRock Health Sciences Trust
BlackRock International Growth and Income Trust
BlackRock Preferred & Corporate Income Strategies Fund, Inc. BlackRock Preferred and Equity Advantage Trust
BlackRock Preferred Income Strategies Fund, Inc.
BlackRock Preferred Opportunity Trust
BlackRock Real Asset Equity Trust
BlackRock S&P Quality Rankings Global Equity Managed Trust BlackRock Strategic Dividend Achievers Trust
BlackRock World Investment Trust
BlackRock Apex Municipal Fund, Inc.
BlackRock California Insured Municipal Income Trust
BlackRock California Investment Quality Municipal Trust, Inc. BlackRock California Municipal 2018 Term Trust
BlackRock California Municipal Bond Trust
BlackRock California Municipal Income Trust
BlackRock California Municipal Income Trust II
BlackRock Insured Municipal Income Investment Trust
BlackRock Investment Quality Municipal Income Trust
BlackRock Florida Municipal 2020 Term Trust
BlackRock Municipal Bond Investment Trust
BlackRock Municipal Income Investment Trust
BlackRock Insured Municipal Income Trust
BlackRock Insured Municipal Term Trust, Inc.
BlackRock Investment Quality Municipal Trust, Inc.
BlackRock Long-Term Municipal Advantage Trust
BlackRock Maryland Municipal Bond Trust
Massachusetts Health & Education Tax Exempt Trust
BlackRock Muni Intermediate Duration Fund, Inc.
BlackRock Muni New York Intermediate Duration Fund, Inc. BlackRock MuniAssets Fund, Inc.
BlackRock Municipal 2018 Term Trust
BlackRock Municipal 2020 Term Trust
BlackRock Municipal Bond Trust
BlackRock Municipal Income Trust
BlackRock Municipal Income Trust II
BlackRock MuniEnhanced Fund, Inc.
BlackRock MuniHoldings California Insured Fund, Inc. BlackRock MuniHoldings Insured Investment Fund
BlackRock MuniHoldings Fund II, Inc.
BlackRock MuniHoldings Fund, Inc.
BlackRock MuniHoldings Insured Fund II, Inc.
BlackRock MuniHoldings Insured Fund, Inc.
BlackRock MuniHoldings New Jersey Insured Fund, Inc. BlackRock MuniHoldings New York Insured Fund, Inc.
BlackRock MuniVest Fund II, Inc.
BlackRock MuniVest Fund, Inc.
BlackRock MuniYield Arizona Fund, Inc.
BlackRock MuniYield California Fund, Inc.
BlackRock MuniYield California Insured Fund, Inc.
BlackRock MuniYield Investment Fund
BlackRock MuniYield Insured Investment Fund
BlackRock MuniYield Fund, Inc.
BlackRock MuniYield Insured Fund, Inc.
BlackRock MuniYield Michigan Insured Fund II, Inc.
BlackRock MuniYield Michigan Insured Fund, Inc.
BlackRock MuniYield New Jersey Fund, Inc.
BlackRock MuniYield New Jersey Insured Fund, Inc.
BlackRock MuniYield New York Insured Fund, Inc.
BlackRock MuniYield Pennsylvania Insured Fund
BlackRock MuniYield Quality Fund II, Inc.
BlackRock MuniYield Quality Fund, Inc.
BlackRock New Jersey Investment Quality Municipal Trust, Inc. BlackRock New Jersey Municipal Bond Trust
BlackRock New Jersey Municipal Income Trust
BlackRock New York Insured Municipal Income Trust
BlackRock New York Investment Quality Municipal Trust, Inc. BlackRock New York Municipal 2018 Term Trust
BlackRock New York Municipal Bond Trust
BlackRock New York Municipal Income Trust
BlackRock New York Municipal Income Trust II
BlackRock Pennsylvania Strategic Municipal Trust
BlackRock Strategic Municipal Trust
BlackRock Virginia Municipal Bond Trust
BlackRock Debt Strategies Fund, Inc.
BlackRock Diversified Income Strategies Fund, Inc.
BlackRock Floating Rate Income Strategies Fund, Inc. BlackRock Floating Rate Income Strategies Fund II, Inc. Master Senior Floating Rate LLC
BlackRock Senior Floating Rate Fund, Inc.
BlackRock Senior Floating Rate Fund II, Inc.
BlackRock Senior High Income Fund, Inc.
BlackRock Broad Investment Grade 2009 Term Trust, Inc.
BCT Subsidiary, Inc.
BlackRock Core Bond Trust
BlackRock Global Floating Rate Income Trust
BlackRock High Income Shares
BlackRock High Yield Trust
BlackRock Income Opportunity Trust, Inc.
BlackRock Income Trust, Inc.
BlackRock Limited Duration Income Trust
BlackRock Strategic Bond Trust
BlackRock Corporate High Yield Fund, Inc.
BlackRock Corporate High Yield Fund III, Inc.
BlackRock Corporate High Yield Fund V, Inc.
BlackRock Corporate High Yield Fund VI, Inc.
BlackRock Enhanced Government Fund, Inc.
BlackRock Defined Opportunity Credit Trust
BlackRock Fixed Income Value Opportunities
BlackRock Core Alternatives Portfolio LLC
BlackRock Core Alternatives TEI Portfolio LLC
BlackRock Core Alternatives Master Portfolio LLC